Exhibit 10.34(ii)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of November 1, 2011, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 9, 2010 (the “Lease”). Pursuant to the Lease, Tenant currently leases certain premises consisting of approximately 57,755 rentable square feet (“Premises”) in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Concurrently herewith Landlord and Tenant are entering into that certain Lease Agreement dated November 1, 2011, pursuant to which Tenant shall lease from Landlord that certain to be constructed building located at 259 East Grand Avenue, South San Francisco, California (the “259 Lease”).

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Base Term. If the Rent Commencement Date (as defined in the 259 Lease) occurs under the 259 Lease, then, effective as of such date, the definition of “Base Term” on Page 1 of the Lease is hereby amended and restated in its entirety as follows:

Base Term: Beginning on the Commencement Date and ending on the Expiration Date (as defined in the 259 Lease), subject to extension as provided for in Section 39(a).

If the Base Term is amended as provided for in this Section 1, then, upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the amended expiration date of the Base Term; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

2.	Extension Terms. If the Rent Commencement Date (as defined in the 259 Lease) occurs under the 259 Lease, then, the following shall be added at the end of the first paragraph of Section 40(a) of the Lease:

“Notwithstanding anything to the contrary contained in the Lease, Tenant agrees that (i) if Tenant properly exercises the first Extension Right and, if applicable, the second Extension Right under the 259 Lease, but does not properly exercise the corresponding right under this Lease, the scheduled expiration date of the then applicable Term (i.e., Base Term or, if applicable, the first Extension Term) shall be automatically extended as necessary, but not to exceed 15 months, so that Landlord has a full 24 months notice that Tenant is not electing to exercise the first Extension Right for the first Extension Term or, if applicable, the second Extension Right for the second Extension Term under this Lease. Tenant shall have the right to waive its right to exercise the Extension Right that can next be exercised under this Lease prior to the date that is

9 months prior to the expiration of the Base Term or the Extension Term, as applicable (the “Extension Deadline”) by delivering written notice thereof to Landlord (a “Non-Extension Election Notice”), in which case the 15-month period in the preceding sentence shall be reduced by 1 day for each day prior to the Extension Deadline that Tenant delivers the Non-Extension Election Notice to Landlord. Nothing contained herein is intended to grant Tenant any additional time to elect to exercise an Extension Right or grant Tenant the right to rescind any Extension Right previously elected by Tenant. For example purposes, (1) if Tenant delivers a Non-Extension Election Notice 12 months prior to the expiration of the Base Term, the scheduled expiration date of the Term shall be automatically extended for 12 months, and (2) if Tenant fails to deliver a Non-Extension Election Notice and fails to exercise its first Extension Right, the scheduled expiration date of the Term shall be automatically extended for 15 months. The provisions of this paragraph shall not apply as to the second Extension Right if Tenant does not properly exercise the first Extension Right under this Lease.”

3.	Amendment to Expansion Right. If Tenant waives or elects not to exercise the Termination Right (as defined in the 259 Lease) provided for in Section 41 of the 259 Lease, then the Lease is amended to (a) relocate for all purposes the location of the Northern Facility Land from the location shown on Exhibit G to the Lease to the location shown on Exhibit A to this First Amendment as Optional Building for Future Lease, and all references in the Lease to Exhibit G are replaced with Exhibit A to this First Amendment, (b) Landlord currently anticipates that the building to be constructed pursuant to the provisions of Section 39(a) shall be 3 floors and contain approximately 112,750 rentable square feet (and not 5 floors and approximately, 161,942 rentable square feet as previously contemplated in the Lease), (c) allow the Expansion Right to be exercised at any time on or before December 31, 2016, (d) delete the phrase “$3.50 per rentable square foot per month” in Section 39(a)(ii) on page 30 of the Lease and replace it with “$3.75 per rentable square foot per month”, and (e) delete the phrase “exceed $3.50 per rentable square foot per month” in Section 39(a)(D)(ii) on page 33 of the Lease and replace it with “$3.75 per rentable square foot per month”.

4.	Termination of 259 Lease. Tenant shall have the right to terminate the Lease by delivering written notice to Landlord within 30 days after the termination of the 259 Lease due to a condemnation or by Landlord due to a casualty if, at the time of such termination, 3 years or more remains under the Term of the Lease. If Tenant so elects to terminate the Lease, the Lease shall terminate 90 days after the date of Landlord’s receipt of such notice.

5.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this First Amendment and that no Broker brought about this transaction, other than CB Richard Ellis and Cresa Partners. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 5, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

6.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. Tenant acknowledges that it has read the provisions of this First Amendment, understands them, and is bound by them. Time is of the essence in this First Amendment.

d. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

e. Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

ONYX PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Matthew K. Fust
Its:	CFO

LANDLORD:

ARE-SAN FRANCISCO NO. 12, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

EXHIBIT A

New Location of Northern Facility Land